As filed with the Securities and Exchange Commission on March 14, 1997
                                            Registration No. 33-________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 Form S-8
                           REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                           EASTMAN KODAK COMPANY
          Exact name of registrant as specified in its charter)

New Jersey                                     16-0417150
(State or other jurisdiction                   (I.R.S. employer identification
of incorporation or organization)              number)

                 343 STATE STREET, ROCHESTER, NEW YORK 14650
              (Address of principal executive offices) (Zip code)

                            WAGE DIVIDEND PLAN
                          (Full title of the plan)

                              JOYCE P. HAAG
                                Secretary
                          Eastman Kodak Company
                            343 State Street
                        Rochester, New York 14650
                            (716) 724-4666
        (Name, address, and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE
                               Proposed Max.    Proposed Max.    Amount of
Securities to   Amount to be   Offering Price   Aggregate        Registration
be Registered   Registered     Per Share (1)    Offering Price   Fee

Common Stock    4,000,000      $90.50           $362,000,000.00  $110,048.00
par value $2.50  shares
per share

(1) Estimated on the basis of the average of the high and low prices of Eastman Kodak Company ("Kodak") Common Stock reported on the New York Stock Exchange for March 7, 1997, solely for the purpose of determining the registration fee pursuant to Rule 457 (c) and (h).

          Approximate date of commencement of the proposed sale
                  of the securities to the public:
   From time to time after the Registration Statement becomes effective.

                                PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


            The following information previously filed by Kodak with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

Kodak's Form 10-K Annual Report for the year ended December 31,
1996.



            All documents filed by Kodak with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

                  Description Of Kodak Common Stock

The following is a brief description of Kodak Common Stock.

Dividend Rights

            Each share of Kodak Common Stock ranks equally with all other shares of Kodak Common Stock with respect to dividends. Dividends may be declared by the Board of Directors and paid by Kodak at such times as the Board of Directors determines, all pursuant to the provisions of the New Jersey Business Corporation Act.

Voting Rights

            Each holder of Kodak Common Stock is entitled to one vote per share of such stock held. Kodak Common Stock does not have cumulative voting rights. Holders of Kodak Common Stock are entitled to vote on all matters requiring shareholder approval under New Jersey law and Kodak's Restated Certificate of Incorporation and By-Laws, and to elect the members of the Board of Directors. Directors are divided into three classes, each such class, as nearly as possible, having the same number of directors. At each annual meeting of the shareholders, the directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the shareholders for a term expiring at the third succeeding annual meeting of the shareholders.


Liquidation Rights

             Holders of Kodak Common Stock are entitled on liquidation to receive all assets which remain after payment to creditors and holders of preferred stock.

Preemptive Rights

            Holders of Kodak Common Stock are not entitled to preemptive rights. There are no provisions for redemption, conversion rights, sinking funds, or liability for further calls or assessments by Kodak with respect to Kodak Common Stock.


Item 4.  DESCRIPTION OF SECURITIES

            Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

            The legality of the securities being offered hereby will be passed upon by Gary P. Van Graafeiland, General Counsel and Senior Vice President of Kodak. Mr. Van Graafeiland owns and has options to purchase Kodak Common Stock and is eligible to receive awards under the Plan.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

            Section 14A:3-5 of the New Jersey Business Corporation Act empowers a corporation to indemnify its directors, officers, and employees against expenses or liabilities in connection with any proceeding involving such persons by reason of their being such directors, officers, or employees.
 Article 6 of Kodak's Restated Certificate of Incorporation and Article 8,
Section 2 of Kodak's by-laws provides for indemnification, to the full extent permitted by law of Kodak's directors, officers, and employees. In addition, Kodak maintains directors and officers liability insurance insuring its directors and officers against liabilities against which they cannot be indemnified by Kodak.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

Item 8.  EXHIBITS

Exhibit
Number        Exhibit

4             Wage Dividend Plan

5 Opinion of Gary P. Van Graafeiland as to the legality of the securities registered

23A           Consent of Price Waterhouse LLP, independent accountants

23B Consent of Gary P. Van Graafeiland (included in Exhibit 5 to this Registration Statement)

Item 9.  UNDERTAKINGS

Updating Information

(a)           The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Indemnification of Certain Persons

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 14 day of March, 1997.


EASTMAN KODAK COMPANY


By:   /s/ George M.C. Fisher          By: /s/ Harry L. Kavetas
      Chairman of the Board               Chief Financial Officer
      and Chief Executive Officer         and Executive Vice President
                                         (Principal Financial Officer)

By:   /s/ David J. FitzPatrick
      Controller and Vice President
      (Principal Accounting Officer)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 14, 1997.

Name                       Title

Richard S. Braddock        Director     /s/ Richard S. Braddock

Martha Layne Collins       Director     /s/ Martha Layne Collins

Alice F. Emerson           Director     /s/ Alice F. Emerson

George M.C. Fisher         Director     /s/ George M.C. Fisher

Roberto C. Goizueta        Director     /s/ Roberto C. Goizueta

Paul E. Gray               Director     /s/ Paul E. Gray

Karlheinz Kaske            Director     /s/ Karlheinz Kaske

Richard A. Zimmerman       Director     /s/ Richard A. Zimmerman


                          EASTMAN KODAK COMPANY
                    REGISTRATION STATEMENT ON FORM S-8
                            WAGE DIVIDEND PLAN

                            INDEX TO EXHIBITS


Exhibit
Number       Exhibit                             Location

4            Wage Dividend Plan                  *

5            Opinion of Gary P. Van Graafeiland  *
             as to the legality of the
             securities registered

23A          Consent of Price Waterhouse LLP,    *
             independent accountants

23B          Consent of Gary P. Van Graafeiland  Included in Exhibit 5
                                                 to this Registration
                                                 Statement


*Included as part of the electronic submission of this Registration Statement

                              EXHIBIT 4



                          EASTMAN KODAK COMPANY

                           WAGE DIVIDEND PLAN



Article                                                        Page

1.  Purpose, Effective Date and Term of Plan                     1

2.  Definition                                                   2

3.  Eligibility and Participation                                9

4.  Plan Administration                                         10

5.  Forms of Awards                                             12

6  Determination of Awards for a Performance Period             13

7.  Payment of Awards for a Performance Period                  14

8.  Deferral of Awards                                          15

9.  Shares Subject to the Plan                                  16

10.  Miscellaneous                                              18



                       O 1996, Eastman Kodak Company




ARTICLE 1  --  PURPOSE, EFFECTIVE DATE AND TERM OF PLAN

1.1  Purpose

The purposes of the Plan are to assist the Company in attracting, motivating and retaining its Employees by rewarding Employees for their contributions to the Company's growth and success, provided Company performance meets or exceeds established Performance Goals, and to endeavor to qualify the Awards granted to Covered Employees under the Plan as performance-based compensation as defined in Section 162(m) of the Code.

1.2  Effective Date

The Plan shall be effective as of January 1, 1995, subject to approval by Kodak's shareholders at the 1995 Annual Meeting of the Shareholders of Kodak.

1.3  Term

Awards shall not be granted pursuant to the Plan after December 31, 1999; provided, however, the Committee may grant Awards after such date in recognition of performance for a Performance Period completed on or prior to such date.




ARTICLE 2  --  DEFINITIONS


2.1.   Average Net Assets

 "Average Net Assets" means, for the Performance Period, the simple average of the Company's Net Assets for each of the following five fiscal quarters of the Company: the four fiscal quarters of the Performance Period and the fiscal quarter immediately preceding the Performance Period. For purposes of this calculation, Net Assets for a fiscal quarter shall be determined as of the end of such quarter.

2.2.   Award

 "Award" means the compensation payable to a Participant by the Committee for a Performance Period pursuant to Article 7. All Awards shall be issued in one or more of the forms specified by Article 5.

2.3.   Award Payment Date

 "Award Payment Date" means, for each Performance Period, the date that the Awards, if any, for that Performance Period shall be paid to Participants pursuant to Article 7, without regard to any election to defer receipt of an Award made under Article 8 of the Plan.

2.4.   Board

 "Board" means the Board of Directors of Kodak.

2.5.   Code

 "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

2.6.   Committee

 "Committee" means the Executive Compensation and Development Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that the Committee shall consist of three or more directors, all of whom are both a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition subsequently adopted.

2.7.   Common Stock

 "Common Stock" means the common stock, $2.50 par value per share, of Kodak which may be newly issued or treasury stock.

2.8.   Company

 "Company" means Kodak and its Subsidiaries.

2.9.   Covered Employee

 "Covered Employee" means an Employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

2.10.   Effective Date

 "Effective Date" means the date an Award is determined to be effective by the Committee upon its grant of such Award.

2.11.   Employee

"Employee" means, for a Performance Period:

(a) Any person employed by the Company during such Performance Period and compensated for services in the form of an hourly wage or salary: provided, however, that the persons described in Subsections (b) and (c) of this Section
2.11 are not Employees.

(b)  The following persons are not Employees:

(1)  Limited Services Employees; and

(2) Any person employed by the Company during the 1996 Performance Period who: (i) is offered a position of employment by Danka; (ii) accepts such offer of employment; and (iii) is employed by Danka on January 1, 1997; and

(3) Any person employed by the Company during the 1996 Performance Period who; (i) is disabled and receiving benefits under the Short Term Disability Plan on January 1, 1997; (ii) does not have a "Continuos Disability" (as defined in Section 2.06 of the Short Term Disability Plan) as a result of such disability for a period in excess of 180 days; (iii) returns to work for the Company prior to March 14, 1997, (iv) is offered a position of employment by Danka; (vi) accepts such offer of employment; and (vi) is employed by Danka prior to March 14, 1997; and

(4) Any person employed by the Company during the 1996 Performance Period who; (i) is on a leave of absence on January 1, 1997; (ii) returns to work for the Company prior to March 14, 1997, (iii) is offered a position of employment by Danka; (iv) accepts such offer of employment; and (v) is employed by Danka prior to March 14, 1997

(c) By way of example, and not by way of limitation, the term "Employee" does not include independent contractors or leased employees (within the meaning of Section 414(n) of the Code).

2.12.   Exchange Act

 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.13.   Kodak

 "Kodak" means Eastman Kodak Company.

2.14.   Limited Service Employee

 "Limited Service Employee" means a person who is hired by the Company for the specific purpose of meeting short-term needs of 900 hours or less in any consecutive 12 month period and who is designated as a Limited Service Employee when hired.

2.15.   Negative Discretion

 "Negative Discretion" means the discretion authorized by the Plan to be applied by the Committee in determining the size of the Award to be paid to a Covered Employee for a Performance Period if, in the Committee's sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of the Award earned by a Covered Employee pursuant to the Performance Formula. By way of example, and not by way of limitation, in no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant an Award to a Covered Employee for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (b) increase an Award to a Covered Employee above the maximum amount payable under Section 6.2(b) of the Plan.

2.16.   Net Assets

 "Net Assets" means the Company's consolidated Total Shareholders' Equity and Borrowings (both short-term and long-term) as reported in its audited consolidated financial statements. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of Net Assets for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. However, if and to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as "Performance-Based
Compensation" under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.17.   Net Income

 "Net Income" means, for a Performance Period, the Company's consolidated Net Earnings (Loss) before Cumulative Effect of Changes in Accounting Principle for the Performance Period as reported in its audited consolidated financial statements. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of Net Income for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, restructuring, reorganization, merger, consolidation, spin off, combination, repurchase, share exchange, liquidation, dissolution, or other similar corporate transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring event affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (c) in recognition of, or in anticipation of, any other extraordinary gains or losses; and (d) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. However, if and to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as "Performance-Based Compensation" under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.18.   Participant

 "Participant" means, for a Performance Period, an Employee who is designated to participate in the Plan pursuant to Section 3.2.

2.19.   Participation Rules

 "Participation Rules" means, for a Performance Period, the rules established by the Committee in accordance with Section 3.2 pursuant to which the Committee shall determine which Employees will be Participants for such Performance Period.

2.20.   Performance Criterion

 "Performance Criterion" means the stated business criterion upon which the Performance Goals for a Performance Period are based as required pursuant to Proposed Treasury Regulation Section 1.162-27(e)(4)(iii). For purposes of the Plan, RONA shall be the Performance Criterion.

2.21.   Performance Formula

 "Performance Formula" means, for a Performance Period, the one or more objective formulas applied against the Performance Goals to determine whether Awards have been earned for the Performance Period and, if so, the amount of such Awards. The Performance Formula for a Performance Period shall be established in writing by the Committee within the first 90 days of the Performance Period (or, if later, within the maximum period allowed pursuant to Section 162(m) of the Code).

2.22.   Performance Goals

 "Performance Goals" means, for a Performance Period, the one or more goals for the Performance Period established by the Committee in writing within the first 90 days of the Performance Period (or, if later, within the maximum period allowed pursuant to Section 162(m) of the Code) based upon the Performance Criterion. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee's assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. However, if and to the extent the exercise of such authority after the first 90 days of a Performance Period would cause the Awards granted to the Covered Employees for the Performance Period to fail to qualify as "Performance-Based
Compensation" under Section 162(m) of the Code, then such authority shall only be exercised with respect to those Participants who are not Covered Employees.

2.23.   Performance Period

 "Performance Period" means Kodak's fiscal year.

2.24.   Plan

 "Plan" means the Wage Dividend Plan.

2.25.   RONA

 "RONA" means, for a Performance Period, Return on Net Assets for the Performance Period. RONA shall be calculated by dividing Net Income for the Performance Period by Average Net Assets for the same period.

2.26.   Stock Equivalent

 "Stock Equivalent" means an Award under Article 5 that is valued in whole or in part by reference to, or is payable in or is otherwise based on, Common Stock.

2.27.   Subsidiary

 Subsidiary means a subsidiary which is majority owned by Kodak and reported in Kodak's audited consolidated financial statements.


ARTICLE 3  --  ELIGIBILITY AND PARTICIPATION

3.1  Eligibility

All Employees are eligible to participate in the Plan. However, the fact that a person is an Employee for a Performance Period shall not in any manner entitle such Employee to be eligible for an Award for the Performance Period.
 In order to be eligible for an Award for a Performance Period, the Employee must be designated as a Participant for such Performance Period by the Committee in accordance with Section 3.2 below.

3.2  Participation

Through the adoption of written Participation Rules within the first 90 days of a Performance Period, the Committee will, in its sole discretion, designate those Employees who will be Participants for such Performance Period.
Pursuant to the Participation Rules for a Performance Period, the Committee may condition the receipt of Awards upon satisfaction of such preconditions and/or requirements as it, in its sole discretion, determines. The fact that an Employee is a Participant for a Performance Period shall not in any manner entitle such Participant to receive an Award for the Performance Period. The determination as to whether or not such Participant shall be paid an Award for such Performance Period shall be decided solely in accordance with the provisions of Article 7 hereof.


ARTICLE 4  --  PLAN ADMINISTRATION

4.1  Responsibility

The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2  Authority of the Committee

The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right: to interpret the Plan, to determine eligibility for participation in the Plan, to decide all questions concerning eligibility for and the amount of Awards payable under the Plan, to establish and administer the Performance Goals and certify whether, and to what extent, they are attained, to construe any ambiguous provision of the Plan, to correct any default, to supply any omission, to reconcile any inconsistency, to issue administrative guidelines as an aid to administer the Plan, to make regulations for carrying out the Plan and to make changes in such regulations as they from time to time deem proper, and to decide any and all questions arising in the administration, interpretation, and application of the Plan.
In addition, in order to enable Employees who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

4.3  Discretionary Authority

The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan including, without limitation, its construction of the terms of the Plan and its determination of eligibility for participation and Awards under the Plan. It is the intent of Kodak that the decisions of the Committee and its action with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

4.4  Section 162(m) of the Code

With regard to all Covered Employees, the Plan shall for all purposes be interpreted and construed in accordance with Section 162(m) of the Code.

4.5  Delegation of Authority

Except to the extent prohibited by law, the Committee may delegate some or all of its authority under the Plan to any person or persons provided that any such delegation be in writing.


ARTICLE 5  -- FORM OF AWARDS

Awards may at the Committee's sole discretion be issued and paid in cash, Common Stock, Stock Equivalents or a combination thereof. Awards paid in the form of Common Stock or Stock Equivalents shall be issued for no consideration. The Committee may, in its sole judgment, subject an Award to such terms, conditions, restrictions and/or limitations (including, but not limited to, restrictions on transferability and vesting), provided they are not inconsistent with the terms of the Plan. For purposes of the Plan, the value of any Award granted in the form of Common Stock shall be the mean between the high and low at which the Common Stock trades on the New York Stock Exchange as of the date of the grant's Effective Date. To the extent Awards are granted in Common Stock or Stock Equivalents, such payments shall count against the number of available shares reserved under Section 9.1.


ARTICLE 6  --  DETERMINATION OF AWARDS FOR A PERFORMANCE PERIOD

6.1  Procedure for determining Awards

Within the first 90 days of a Performance Period (or, if later, within the maximum period allowed under Section 162(m) of the Code), the Committee shall establish in writing for such Performance Period: (a) the Participation Rules;
(b) the Performance Goal(s); and (c) and the Performance Formula.

6.2  Limitations on Awards

The provisions of this Section 6.2 shall control over any Plan provision to the contrary.

(a) General Limitation. Participants in the Plan for a Performance Period shall be eligible to receive Awards for such Performance Period only if: (1) the Performance Goals for such Performance Period are achieved; and (2) the Performance Formula as applied against such Performance Goals determines that Awards have been earned for the Performance Period.

(b)	Maximum Award Payable to Covered Employees.  The maximum Award payable to any Covered Employee under the Plan for a Performance Period shall be $700,000.




ARTICLE 7  --  PAYMENT OF AWARDS FOR A PERFORMANCE PERIOD

7.1  Certification

Following the completion of each Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved. If the Committee certifies that such Performance Goals have been achieved, it shall, based upon the Performance Formula, (i) calculate and certify in writing the amount of the Award earned by each Covered Employee; (ii) determine the actual size of the Award to be paid to each Covered Employee for the Performance Period by applying Negative Discretion, if and when it deems appropriate; and (iii) calculate the size of the Awards to be paid for the Performance Period to all other Participants.

7.2  Election of Form of Award

Prior to or coincident with its performance of the certifications required by
Section 7.1, the Committee shall, in its sole discretion, determine the form(s) in which to grant Awards under the Plan for such period.

7.3  Negative Discretion

In determining the actual size of the Award to be paid to a Covered Employee for a Performance Period, the Committee may, through the use of Negative Discretion, reduce or eliminate the amount of the Award earned under the Performance Formula for the Performance Period, if, in its sole judgment, such reduction or elimination is appropriate.

7.4  Timing of Award Payments

Unless deferred pursuant to Article 8 hereof, the Awards granted for a Performance Period shall be paid to Participants on the Award Payment Date for such Performance Period, which date shall occur as soon as administratively practicable following the completion of the procedure described in Section 7.1.



ARTICLE 8  --  DEFERRAL OF AWARDS

At the discretion of the Committee, a Participant may, subject to such terms, conditions and limitations as the Committee may determine, elect to defer payment of all or a portion of the Award that would otherwise be paid to the Participant with respect to a Performance Period by complying with such procedures as the Committee may prescribe. Any Award, or portion thereof, upon which such an election is made shall be deferred into, and subject to the terms, conditions and requirements of the Eastman Kodak Employees' Savings and Investment Plan, the 1982 Eastman Kodak Company Executive Deferred Compensation Plan or successor plans thereto.


ARTICLE 9  --  SHARES SUBJECT TO THE PLAN

9.1  Available Shares

Subject to adjustment as provided in Section 9.2 below, the maximum number of shares of Common Stock, $2.50 par value per share, of the Company which shall be available for grant of Awards under the Plan during its term shall not exceed 4,000,000. Any shares of Common Stock related to Awards which are terminated by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, or are settled in cash in lieu of Common Stock, or are exchanged with the Committee's permission for Awards not involving Common Stock, shall not be available again for grant under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

9.2  Adjustment of Shares Available

(a) In General. The provisions of this Subsection 9.2(a) are subject to the limitation contained in Subsection 9.2(b). If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards and the shares subject to any Award shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of Kodak, or through a merger, consolidation, separation (including a spin off or other distribution of stock or property) reorganization (whether or not such reorganization comes within the definition of such term in Section 368(a) of the Code) or partial or complete liquidation, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee shall also be authorized to make such appropriate adjustments in the maximum number of shares of Common Stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it, in its sole discretion, deems appropriate.

(b) Covered Employees. In no event shall the Award of any Participant who is a Covered Employee be adjusted pursuant to Subsection 9.2(a) to the extent it would cause such Award to fail to qualify as "Performance-Based
Compensation" under Section 162(m) of the Code.


ARTICLE 10  --  MISCELLANEOUS

10.1  Nonassignability

No Awards under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance. Further, except in the case of an Award payable to a deceased Participant, no Award shall be payable to anyone other than the Participant to whom it was granted. In the case of an Award payable to a deceased Participant, the Committee shall, in the exercise of its sole and absolute discretion, determine the party to whom such Award shall be paid.

10.2  Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

10.3  Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue, deliver, pay, credit or otherwise acknowledge any Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or Federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

10.4  No Right to Continued Employment or Grants

Participation in the Plan shall not give any Employee any right to remain in the employ of the Company. Kodak or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Employee at any time. Further, the adoption of this Plan shall not be deemed to give any Employee any right to be selected as a Participant or to be granted an Award.

10.  Amendment/Termination

The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may, from time to time and with or without prior notice, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would require the vote of the shareholders of Kodak pursuant to Section 162(m) of the Code, but only insofar as such amendment affects Covered Employees.

10.6  Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable Federal Law.

10.7.  No Right, Title, or Interest in Company Assets

In the case of Awards payable in the form of Common Stock or Awards resulting in the payment of Common Stock, no Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name or, in the event such Common Stock is issued in book entry form, until Kodak's transfer agent provides valid written notification thereof to the Participant, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

10.8  No Guarantee of Tax Consequences

No person connected with the Plan in any capacity, including, but not limited to, Kodak and its Subsidiaries and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, Federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

10.9  Compliance with Section 162(m)

If any provision of the Plan would cause the Awards granted to a Covered Person not to constitute qualified Performance-Based Compensation under
Section 162(m) of the Code, that provision, insofar as it pertains to the Covered Person, shall be severed from, and shall be deemed not to be a part of, this Plan, but the other provisions hereof shall remain in full force and effect.

10.10  Compliance with Exchange Act

With respect to Participants who are subject to the Section 16 of the Exchange Act, transactions under this Plan are intended to comply with applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall, but only insofar as it pertains to Participants who are subject to Section 16 of the Exchange Act, be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.


                               EXHIBIT 5



                                            March 14, 1997
Eastman Kodak Company
343 State Street
Rochester, New York 14650

Ladies and Gentlemen:

I am General Counsel and Senior Vice President of Eastman Kodak Company, a New Jersey corporation ("Kodak").

With respect to the Registration Statement on Form S-8 (the "Registration Statement") filed today by Kodak with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 4,000,000 shares of common stock, $2.50 par value, of Kodak (the "Shares") to be granted to participants under, or issued upon the exercise of options and stock appreciation rights, or issued in connection with other awards granted under the Wage Dividend Plan (the "Plan"), I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and other documents and instruments, and such questions of law, as I have considered necessary or desirable for the purpose of this opinion.

Based on the foregoing, I am of the opinion that the Shares, when the Registration Statement has become effective and the Shares have been issued and delivered as contemplated in the Plan, will be legally issued, fully paid, and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,



                                          Gary P. Van Graafeiland
                                          General Counsel and
                                          Senior Vice President

                              EXHIBIT 23A


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 1997, appearing on page 12 of Eastman Kodak Company's Annual Report on Form 10-K for the year ended December 31, 1996.


Price Waterhouse LLP
Rochester, New York
March 14, 1997





                                               March 14, 1997





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Eastman Kodak Company Registration Statement on Form S-8 Relating to Securities to be Issued Under the Wage Dividend Plan

Ladies and Gentlemen:

We are filing today by electronic EDGAR transmission Eastman Kodak Company's Registration Statement on Form S-8 for the Wage Dividend Plan. The filing fee of $110,048.00 was transferred to the Commission. This transfer consisted of a wire transfer on March 14 of $108,629.48 to the Commission's account at Mellon Bank in Pittsburgh, Pennsylvania, and utilization of a credit balance of $1,418.52 credited to Account Number 0000031235.

Please call the undersigned at 716-724-4368 if you have any questions.

                                    Very truly yours,


                                    EASTMAN KODAK COMPANY


                                    Joyce P. Haag
                                    Secretary